Petroleum Development Corporation
2007 First Quarter Results
July 6, 2007
Steven R. Williams, CEO
Richard W. McCullough, CFO & Treasurer
NASDAQ GSM: PETD

Forward Looking Statements
This information contains predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved.  Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of the Company to meet its stated business goals.

Contact Information:
Investor Relations
Petroleum Development Corporation
120 Genesis Boulevard, PO Box 26
Bridgeport, West Virginia 26330
Phone: 304.842.6256, Fax: 304.842.0913
www.petd.com

Company Snapshot
• Market Cap (06/30/07)	➢ Approx. $700 Million
• Proved Reserves (12/31/06)	➢ 323 Bcfe
• Production (2006)	➢ 16.9 Bcfe
• Production Profile (1Q07)	➢ 78% N. Gas / 22% Oil
• EBITDA (2006)	➢ $423.6 Million
• Total Equity (12/31/06)	➢ $360.1 Million

First Quarter Highlights
•	Received Nasdaq notification on July 5, 2007
*	In compliance with all Nasdaq Marketplace Rules
*	Will continue listing
•	Record production of 5.33 Bcfe
•	Adjusted Cash Flow up despite impacts of prices*
•	G&A costs reflect accounting and systems improvements and staff enhancements

* Adjusted Cash Flow is net income adjusted for non-cash gains and charges for DD&A, deferred taxes and unrealized derivative losses.  See slide 10 for further information.

Impact of Price Changes
•	Average 1Q07 price of $6.38 per Mcfe was $1.32 lower than 1Q 2006
•	Reduced cash flow and earnings
•	Realized derivative gain in 1Q07 of about $600k
o	Unrealized derivative losses for future period derivatives of $6.2 million (non-cash)
•	Prices and derivatives also reduced Gas Marketing revenue and expenses

Summary Financial Results
($ in millions, except for per share data)
	First Quarter
	2006	2007
Revenues	$82.8	$57.9
Total Expenses	$64.5	$54.3
Income from Operations	$18.3	$3.6
Net Income	$11.6	$2.5
Diluted Earnings Per Share	$0.72	$0.17

Revenue
•	Increased production at record levels
•	Factors reducing revenue
o	Direct impact of lower prices
o	Unrealized derivative losses
o	Price effect on gas marketing revenue and derivatives

Net Income
•	Net Income of $2.5 million
•	Reduced by prices
o	Primary Drivers
▪	Cash item - Lower prices
▪	Non-cash items - Increased DD&A and unrealized derivative losses

EBITDA
•	Includes impact of lower gas prices and non-cash unrealized derivative losses
•	Affected by unrealized losses (gains):
o	2006 $7.6 million gain
o	2005 $3.2 million loss
o	2004 $0.5 million loss
•	EBITDA = Net Income + Interest Expense + Income Taxes + Depreciation, depletion, amortization

EBITDA Reconciliation
($ in thousands)
	2002	2003	2004	2005	2006	1Q06	1Q07
Net Income	$8,881	$20,413	$33,228	$41,452	$237,772	$11,645	$2,501
Interest	1,505	816	238	217	2,443	352	831
Income Taxes	3,186	11,934	20,250	24,676	149,637	6,710	1,436
Depreciation	12,602	15,313	18,156	21,116	33,735	6,587	13,074
EBITDA	$26,174	$48,476	$71,872	$87,461	$423,587	$25,294	$17,842

Management believes EBITDA is relevant because it is a measure of cash available to fund the Company’s capital expenditures and service its debt and is a widely used industry metric which allows comparability of our results with our peers.

Adjusted Cash Flow
•	Increased despite lower prices
•	Adjusted Cash Flow = Net Income + Deferred Income Taxes + DD&A + impact of unrealized derivative gains or losses

Adjusted Cash Flow Reconciliation
($ in thousands)
	2002	2003	2004	2005	2006	1Q06	1Q07
Net Income	$8,881	$20,413	$33,228	$41,452	$237,772	$11,645	$2,501
Deferred Income Taxes	2,189	8,462	9,887	3,351	86,431	996	(3,379)
Depreciation	12,602	15,313	18,156	21,116	33,735	6,587	13,074
Unrealized Derivative Losses (Gains)	517	(1,110)	535	3,226	(7,620)	(2,894)	6,636
Adjusted Cash Flow	$24,189	$43,078	$61,806	$69,145	$350,318	$16,334	$18,832

Management believes Adjusted Cash Flow is relevant because it is a measure of cash available to fund the Company’s capital expenditures and service its debt.  Management also believes Adjusted Cash Flow  is a useful measure for estimating the value of the Company’s operations.

G&A Expense
•	Levels higher than anticipated
o	Improving processes and systems
o	SOX compliance work
o	Delayed financial reports
•	Anticipate high levels through 2007
o	New auditors (Pricewaterhouse Coopers)
o	New IT system start-up
o	Continuing partnership restatements and SOX work

DD&A
•	Higher oil & gas production
•	Higher reserve additions relative to historical lower cost reserves
•	Cost of recent acreage acquisitions at current market rates
•	Higher 3rd party drilling and development costs

Increasing Production
•	Record 5.3 Bcfe 1Q 2007
•	On track to meet 28 Bcfe annual guidance
•	Piceance Basin compressor station now on line
o	Increases gross throughput from about 17 to 50 million cubic feet per day from Garden Gulch
o	Other enhancement work underway

Increasing Estimated Proved Reserves
•	Anticipate greater than 500 Bcfe proved reserves for YE 2007
o	Additions through both the drill bit and acquisitions
•	Active areas primarily in Colorado - Piceance, Wattenberg and Neco

Drilling Activity
{Graphic}

2007 Production Forecast
•	Estimated 2007 Production of 28 Bcfe
•	Estimated 2007 Exit Rate near 100 MMcfd
•	Compressor and pipeline work reducing back-log of wells awaiting turn-in in Grand Valley, Wattenberg and NECO areas
•	Also improving deliverability

2007 Production Forecast

2007 Forecast by Area (MMcfe)
			Forecast
Area	1Q Actual	Actual/ Forecast	1Q	2Q	3Q	4Q	2007
Rocky Mountain	4,290	97%	4,435	5,041	6,794	7,405	23,675
Appalachian	617	99%	625	640	680	689	2,634
Michigan	426	103%	415	424	456	459	1,754
Company Total	5,333	97%	5,475	6,104	7,931	8,553	28,063

Rocky Mountain Forecast by Area (MMcfe)
			Forecast
Area	1Q Actual	Actual / Forecast	1Q	2Q	3Q	4Q	2007
Wattenberg	2,209	95%	2,314	2,586	3,149	3,361	11,410
Grand Valley	1,246	117%	1,064	1,245	2,086	2,094	6,490
NECO	677	81%	834	954	1,203	1,492	4,483
North Dakota	158	71%	224	256	355	458	1,293
Rocky Mountain Total	4,290	97%	4,435	5,041	6,794	7,405	23,675

Major Operating Area Highlights
•	Wattenberg Area production shortfall due to weather related issues, production not “lost” but delayed
•	Grand Valley production positively impacted by facility improvements and greater # of wells inline
•	NECO Area production difference due to fewer wells inline than anticipated

Continuing Our Success
•	Low-risk resource plays
•	Strong development inventory
•	Proven multi-basin operator
•	Strong balance sheet
•	Skilled and experienced management and technical team

Petroleum Development Corporation
2007 First Quarter Results
July 6, 2007
Steven R. Williams, CEO
Richard W. McCullough, CFO & Treasurer
NASDAQ GSM: PETD